Exhibit 99.2

News Release CRESTWOOD EQUITY PARTNERS LP 700 Louisiana Street, Suite 2550 Houston, TX 77002 www.crestwoodlp.com

Crestwood Forms Strategic Joint Venture with Consolidated Edison,

Announces First Quarter Distribution and Updates 2016 Outlook

Agreement with Con Edison to own and expand Crestwood’s Northeast natural gas storage and pipeline business through newly formed 50/50 joint venture named Stagecoach Gas Services LLC

Approximately $975 million net cash proceeds to be used to retire debt; positioning Crestwood with substantially improved leverage and liquidity; transaction expected to close in second quarter

First quarter 2016 distribution of $0.60 per unit ($2.40 per unit annualized); reduced payout provides top-tier distribution coverage and flexibility to reduce debt or reinvest operating cash flow

2016 outlook updated for strategic joint venture and revised distribution; remaining operations in-line with previous guidance; first quarter 2016 results to be announced May 3, 2016

HOUSTON, TEXAS, April 21, 2016 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood Equity” or “Crestwood”) today provided an update on its 2016 strategic plan, announcing a new joint venture with Consolidated Edison (NYSE: ED) (“Con Edison”), declaring its first quarter 2016 distribution, and updating its 2016 outlook.

In a separate press release issued today, Crestwood announced it has entered into definitive agreements with Con Edison to form a joint venture to own and develop Crestwood’s existing natural gas pipeline and storage business located in northern Pennsylvania and southern New York. These premier natural gas pipeline and storage facilities provide a critical link between robust natural gas supply sources and Northeast US demand markets. Subject to customary closing conditions and purchase price adjustments, Crestwood will contribute its existing natural gas pipeline and storage business to a new entity, Stagecoach Gas Services LLC (“Stagecoach Gas Services”), and a subsidiary of Con Edison Transmission, Inc. (“Con Edison Transmission”) which is a wholly-owned subsidiary of Con Edison, will purchase a 50 percent equity interest in Stagecoach Gas Services for approximately

$975 million, with an implied market value of almost $2 billion. The transaction is expected to be substantially completed in the second quarter of 2016.

Highlights of the Transaction:

•	Blue chip joint-venture partner: Aligns Crestwood’s interests around its Northeast Storage and Transportation platform with Con Edison, a strong investment grade partner and whose utility subsidiaries are premier natural gas consumers in the Northeast US market.

•	Solidifies franchise position: Strengthens Crestwood’s competitive position in a highly attractive market which requires substantial natural gas infrastructure in the future.

•	Strong asset valuation: Cash consideration of $975 million implies transaction multiple of ~13x current EBITDA (on a 50% basis), which provides Crestwood the opportunity to capture substantial value during a distressed commodity environment while maintaining future upside opportunities.

•	Catalyst for substantial deleveraging and liquidity: Transaction proceeds allow for substantial debt reduction resulting in a pro forma leverage ratio of approximately 3.5x. Coupled with Crestwood’s revised distribution announced today, eliminates the need for any capital markets offerings to execute Crestwood’s 5-year growth objectives.

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NEWS RELEASE

“With today’s announcements, the joint venture with Con Edison and the reduced payout of our quarterly distribution, Crestwood is providing a clear and comprehensive plan to improve our competitive position, substantially strengthen our balance sheet and broaden our appeal to investors,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “The partnership with Con Edison will reposition Crestwood’s Northeast pipeline and storage assets to more effectively compete for future expansion opportunities as Northeast demand for natural gas increases in the future. With the proceeds from the Con Edison transaction and the decision to reduce our distributions to a more appropriate level given the realities of the current energy market, Crestwood will materially reduce our long-term debt and gain the flexibility to invest retained available cash to drive long-term value creation for the partnership. We believe these strategic steps will significantly improve Crestwood’s investment profile with a top tier balance sheet, strong distribution coverage, and ample liquidity to execute our 5-year plan without accessing the capital markets.”

Stagecoach Gas Services, which will be managed by Crestwood and operated by a newly formed services company, will own four natural gas storage facilities (Stagecoach, Thomas Corners, Steuben and Seneca Lake) with a combined storage capacity of approximately 41 Bcf and three natural gas pipelines (MARC I, North/South and the East Pipeline) with a combined throughput capacity of 2,960 Mmcf per day. The assets boast a highly strategic asset footprint situated between robust Northeast natural gas supply sources and several leading U.S. natural gas demand centers, including New York City and New England. The assets have a diversified set of high quality customers with approximately 60 percent carrying an investment grade rating. Capacity across the system has consistently been contracted at levels near 100 percent capacity, backed with long-term firm contracts.

For the first three years following the closing, Con Edison will receive 65%, 65% and 60%, respectively, of the cash distributed by Stagecoach Gas Services. Thereafter, the joint venture members will receive their equity ownership percentage of the cash distributed. Con Edison and Crestwood will each make capital contributions to fund growth projects and maintenance capital expenditures in accordance with their equity ownership percentage. The joint venture’s operations are expected to generate Adjusted EBITDA of approximately $145 million for the full year 2016 with numerous identified growth opportunities around the system that Con Edison and Crestwood will jointly pursue through the new joint venture.

Distribution Declaration

The board of directors of Crestwood’s general partner has declared the partnership’s quarterly cash distribution of $0.60 per limited partner unit ($2.40 annually) for the quarter ended March 31, 2016, a reduction of approximately 56% from the fourth quarter 2015 distribution. Crestwood will issue 1,436,797 preferred units to its preferred unitholders in lieu of cash distributions. Distributions will be paid on May 13, 2016, to unitholders of record as of May 6, 2016.

Robert T. Halpin, Senior Vice President and Chief Financial Officer, commented, “Consistent with our stated 2016 strategy, the action Crestwood is taking today will position Crestwood to emerge from this challenging market as a stronger, better capitalized company. The new distribution level, coupled with our strategic joint venture with Con Edison, provides a catalyst for Crestwood to position our balance sheet at the top of our peer group and provides investors with visibility to sustainable current distributions and financial strength through a challenging market environment.”

NEWS RELEASE

Revised 2016 Outlook

The following projections were revised based on the assumption the Con Edison joint venture closes June 1, 2016. In 2016, our results attributed to Stagecoach Gas Services in the Storage and Transportation segment will include five months of Crestwood’s ownership at 100% and seven months of Crestwood’s proportionate share of Stagecoach Gas Services’ earnings of 35%. As a result, the mid- year timing of the joint venture will have a disproportionate impact on period-over-period comparisons for Adjusted EBITDA, distributable cash flow, and distribution coverage for periods beginning in the second quarter 2016 through full-year 2017. The following projections are subject to risks and uncertainties as described in the “Forward-Looking Statements” section at the end of this release.

•	Adjusted EBITDA of $435 million to $465 million

•	Contribution by operating segment is set forth below:

$US millions	Adj. EBITDA Range
Operating Segment	Low		High
Gathering & Processing	$235	—	$250
Storage & Transportation	170	—	180
Marketing, Supply & Logistics	95	—	100
Less: Corporate G&A	(65)		(65)

FY 2016 Totals	$435	—	$465

•	Distributable cash flow of $275 million to $305 million

•	Cash distributions of $2.40 per common unit resulting in full-year 2016 cash distribution coverage ratio of approximately 1.6x to 1.8x

•	Forecasted year-end 2016 leverage ratio of approximately 3.9x

•	Growth project capital spending and joint venture contributions in the range of $50 million to $75 million

•	Maintenance capital spending in the range of $16 million to $18 million

Morgan Stanley & Co. LLC served as Crestwood’s financial advisor on the joint venture and evaluation of its 2016 financial objectives.

Crestwood to Host Conference Call to Discuss 2016 Strategic Plan Update

Crestwood will conduct a call to discuss the contents of this release with investors and analysts of Crestwood today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) which will be broadcast live over the Internet. Investors may participate in the call either by phone or audio webcast.

By Phone:	Dial 877-407-8037 or 201-689-8037 at least 10 minutes before the call and ask for the Crestwood Call. A replay will be available for 7 days by dialing 877-660-6853 or 201-612-7415 and using the access code 13635906#.

NEWS RELEASE

By Webcast:	Connect to the webcast via the “Presentations” page of Crestwood’s Investor Relations website at www.crestwoodlp.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call for 90 days.

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. The words “expects,” “believes,” anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward- looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although Crestwood believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statements will materialize. Important factors that could cause actual results to differ materially from those expressed in or implied from these forward-looking statements include, but are not limited to, (i) our ability to complete the announced joint venture upon the terms and conditions set forth in the definitive transaction agreements, including without limitation receipt of regulatory approvals and the satisfaction of other closing conditions contemplated thereby; (ii) our ability to deploy the net cash proceeds received in the announced joint venture to retire debt in a manner that significantly reduces leverage, reduces debt service costs and improves our financial ratios; (iii) short- and long-term fluctuations in crude oil, natural gas and NGL prices, failure or delays by customers in achieving expected production in their oil and gas projects, and other factors, risks and uncertainties described in Crestwood’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made, and Crestwood assumes no obligation to update these forward-looking statements.

NEWS RELEASE

Tax Notice to Foreign Investors

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of Crestwood’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Crestwood’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Crestwood, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Equity is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; and gathering, storage, terminalling and marketing of crude oil.

Crestwood Equity Partners LP

Investor Contact

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Vice President, Investor Relations

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Full Year 2016 Adjusted EBITDA and Distributable Cash Flow Guidance

Reconciliation to Net Income

(in millions)

(unaudited)

Expected 2016 Range
Low – High
Net income	$15 – $45
Interest and debt expense, net	126 – 128
Depreciation, amortization and accretion	260
Unit-based compensation charges	15
Earnings from unconsolidated affiliates	(40) – (45)
Adjusted EBITDA from unconsolidated affiliates	57 – 62

Adjusted EBITDA	$435 - $465

Cash interest expense (a)	(119) – (121)
Maintenance capital expenditures (b)	(16) – (18)
Other	(10) – (11)

Distributable cash flow (c)	$290 – $320
Distributions to Crestwood Niobrara preferred	(15)

Distributable cash flow attributable to CEQP common unitholders	$275 – $305

(a)	Cash interest expense less amortization of deferred financing costs plus bond premium amortization.
(b)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(c)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, income taxes and deficiency payments (primarily related to deferred revenue). Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.

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